UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Impac Mortgage Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Impac Mortgage Holdings, Inc. Announces Update on

Offer to Purchase and Consent Solicitation

Wednesday, May 13, 2009

Irvine, California, — Impac Mortgage Holdings, Inc. (Pink Sheets: IMPM), or the “Company,” a Maryland corporation, has previously filed a preliminary Offering Circular related to an Offer to Purchase and Consent Solicitation of its 9.375% Series B Cumulative Redeemable Preferred Stock  (Pink Sheets: IMPHP) and 9.125% Series C Cumulative Redeemable Preferred Stock (Pink Sheets: IMPHO).  Concurrently, the Company also filed a preliminary proxy statement that will seek approval from its common stockholders of amendments to the terms of the Series B Preferred Stock and Series C Preferred.    The Company currently expects that the purchase price consideration for the Offer to Purchase and Consent Solicitation of the preferred stock will be equal to one half of a quarterly dividend payment of Series B Preferred Stock ($0.29297 per share) and Series C Preferred Stock ($0.28516 per share).  The consummation of the Offer to Purchase and Consent Solicitation is subject to certain conditions, which will be described in the Offering Circular.

Additional Information

The Company’s preliminary Offering Circular related to the Offer to Purchase and Consent Solicitation of the Series B Preferred Stock and Series C Preferred Stock (filed with the SEC on May 11, 2009 under cover of Schedule 14A as preliminary materials) and preliminary proxy statement relating to a special meeting of common stockholders (also filed with the SEC on May 11, 2009) provide further information about the Offer to Purchase and Consent Solicitation discussed in this press release. The description contained herein is neither an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities.  The offer may only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation and the accompanying Letters of Transmittal.  At the time the tender offer is commenced, the Company will file a definitive Offering Circular for the Offer to Purchase and Consent Solicitation and a definitive proxy statement relating to the special meeting of common stockholders.  Stockholders are advised to read the Offering Circular (including the Offer to Purchase and Consent Solicitation, related letters of transmittal and other offer documents) and proxy statement, as applicable, when they are available because they will contain important information that should be read carefully before any decision is made with respect to the Offer to Purchase and Consent Solicitation and request for proxies.  Each of the Company’s executive officers and directors may be deemed to be a participant in the Company’s solicitation of consents in the Offer to Purchase and Consent Solicitation and proxies in connection with the special meeting of common stockholders.  Information regarding the names and interests of individuals who may be deemed participants in the solicitation of consents and proxies is included in the Company’s preliminary Offering Circular and preliminary proxy statement, each filed with the SEC on May 11, 2009.  Stockholders may obtain a free copy of the Offering Circular, proxy statement and other documents (when available) filed by the Company with the SEC at the SEC’s website at http://www.sec.gov or at the Company’s website at http://www.impaccompanies.com

About the Company

Impac Mortgage Holdings, Inc. which through its Long Term Investment Operations is primarily invested in non-conforming mortgage loans and to a lesser extent small balance commercial and multi-family loans.

For additional information, questions or comments, please call Justin Moisio in Investor Relations at (949) 475-3988 or email jmoisio@impaccompanies.com.     Web site:  www.impaccompanies.com